Exhibit 99.2

New York | +1 212 606 7176 | Lauren Gioia | Lauren.Gioia@Sothebys.com | Dan Abernethy | Dan.Abernethy@Sothebys.com
Jennifer Park | Jennifer.Park@Sothebys.com |

SOTHEBY’S ADVANCES ITS STRATEGIC GROWTH PLAN
BY ACQUIRING THE ART ADVISORY FIRM
ART AGENCY, PARTNERS (AAP)

NEW YORK, 11 January 2016 - Sotheby’s (NYSE: BID) today announced that it has acquired the art advisory firm Art Agency, Partners (AAP), managed by Amy Cappellazzo, Allan Schwartzman, and Adam Chinn. With this acquisition, Sotheby’s, takes a decisive step toward implementing the strategy outlined by President and Chief Executive Officer Tad Smith.  Cappellazzo, Schwartzman and Chinn will begin immediately, reporting to Smith, and will be based in New York.

Smith stated, “AAP’s profitable business helps drive initiatives that are imperative for Sotheby’s growth - improving our leadership position at the high end of the fine art market, bolstering our private sales capability, giving us new growth opportunities in advisory services, and reinforcing the client-first culture in all we do. The AAP leadership team is widely known for its expertise in fine art of the past two centuries, especially in the realm of post-war, contemporary and modern art.  The principals maintain deep relationships with top collectors around the world, and are unsurpassed at executing the complicated financial transactions that are integral to today’s art market.  Most important, however, is AAP’s unique approach to client service in all areas of its advisory work, from art consulting and private purchases and sales to art-related estate planning, museum development, and art investment. All of these practices have joined consignment advisory and auction services as important strategic growth areas for Sotheby’s.”

Schwartzman and Cappellazzo will join Sotheby’s as Chairmen, taking leadership roles in a newly formed Fine Art Division focused principally on 20th and 21st century art. They will also have responsibility for private sales and the development of the advisory business within Sotheby’s. Chinn will assume the role of Worldwide Head of Transaction Support, leading the company’s deal-making efforts on a global basis.

Exhibit 99.2

Smith continued, “The AAP team will supplement an extraordinary pool of talent within Sotheby’s, and complement other key hires made in recent months in business development, technology and operations, digital development and marketing, and human resources."

“Having devoted my career to helping build great collections, and to tending to the diverse needs of great collectors, I am excited to join Sotheby's, where my colleagues and I from AAP can extend our approach to full-scale service to a much wider client world,” Schwartzman commented. “Today's rapidly evolving art market opens the way toward remarkable opportunities for our clients and the company that serves them. We intend to be nimble and innovative as we help Sotheby's realize its vision of expanding into a broader art business."

Cappellazzo noted, "Ours is an industry poised for change, and the conditions are perfect for a preeminent auction house to transform itself into a premier, client-centric art business. The addition of AAP to the deep strength of existing talent within Sotheby's promises to make this enterprise first-rate in ways that are unprecedented in the field. I am excited personally and professionally by the opportunity to help shape this venerable organization."

“The financial, legal, and art specialist spheres have become intricately linked in today’s art market, and Sotheby’s has been at the forefront of providing advice in all of these areas,” said Chinn. “I look forward to further deepening the range of services we provide to art collectors and being a part of setting a new standard for doing business in the art market.”

About AAP
Cappellazzo, previously Chairman of Post-War & Contemporary Development at Christie’s, and Schwartzman, an advisor to many of the world’s most important art collectors, announced the formation of Art Agency, Partners in March 2014. Chinn, a co-founder of the boutique investment bank Centerview Partners LLP, joined AAP as the third partner in October 2014.

Amy Cappellazzo previously served as a market leader in contemporary art during her tenure of more than a dozen years at Christie’s, where she rose to be Chairman of Post-War & Contemporary Development. While at Christie’s, she oversaw the sale of some of the most important collections of our time, served as a pioneer in private sales and online auctions, and acted as an advisor to numerous families, foundations, and trusts. Cappellazzo began her career as an art advisor and curator and was a key figure in the establishment of Art Basel in Miami Beach.

Allan Schwartzman, a founder and principal of Art Agency, Partners, has almost two decades of experience in advising some of the world’s most influential and sophisticated contemporary art collectors and museums. Previously, Schwartzman was a founding staff member of the New Museum of Contemporary Art and director of the Barbara Gladstone Gallery. He has written extensively about art in numerous books and for publications including The New Yorker and The New York Times.

Adam Chinn was a co-founder of the boutique investment bank Centerview Partners LLC and a former partner at Wachtell, Lipton, Rosen & Katz.  He has been closely involved in many significant merger and acquisitions transactions, including transformative deals in the financial services, media, and entertainment sectors, over the course of his career in banking and law.

Exhibit 99.2

Forward-Looking Statements
This release contains certain “forward-looking statements” (as such term is defined in the Securities and Exchange Act of 1934, as amended) relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions.  Major factors, which Sotheby’s believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, the ability to recognize the benefits of the Transaction, competition with other auctioneers and art dealers, the amount of quality property being consigned to art auction houses and the marketability at auction of such property.  Please refer to our most recently filed Form 10-Q (and/or 10-K) for a complete list of Risk Factors.

Investor Relations Information
All Sotheby’s Press Releases and SEC filings are available on our web site at www.sothebys.com. An outline of the conference call will be available at http://investor.shareholder.com/bid/events.cfm.

Sotheby’s will host a conference call at 9 AM EST on 11 January 2016, to discuss this acquisition. The call will be hosted by Tad Smith, President and Chief Executive Officer, and Dennis Weibling, Interim Chief Financial Officer. The call will consist of a brief discussion by the Company followed by a question and answer period. Domestic callers should dial 888-371-8897 and international callers should dial 970-315-0479. The call reservation number is 23802472. Please establish a line approximately 10 minutes prior to the scheduled start of the call.

To listen to the conference call via web cast, please go to: http://investor.shareholder.com/bid/events.cfm. You will need Windows Media Player or Real Player to access the call. Please download either of these programs before the call begins.

About Sotheby's
Sotheby's has been uniting collectors with world-class works of art since 1744.  Sotheby's became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012).  Today, Sotheby's presents auctions in nine different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby's BidNow program allows visitors to view all auctions live online and place bids in real-time from anywhere in the world.  Sotheby's offers collectors the resources of Sotheby's Financial Services, the world's only full-service art financing company, as well as private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Contemporary Art department, as well as Sotheby's Diamonds and Sotheby's Wine.  Sotheby's has a global network of 90 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

#    #    #

3